Exhibit 99.1

New Home Co. Completes Acquisition of Landsea Homes Corporation

Establishes Top 25 National Homebuilder with Strong Foundation for Growth

IRVINE, Calif., June 25, 2025 -- New Home Co. (“New Home”) and Landsea Homes Corporation
(“Landsea Homes”) today announced that New Home has completed the previously announced acquisition of Landsea Homes. The transaction brings together two highly complementary, leading homebuilders to create a privately-held, top-25 national homebuilder with a strong foundation for growth.

The combined company will be led by Matthew Zaist, current President and Chief Executive Officer of
New Home.

Mr. Zaist said: “We are pleased to complete this transaction, which marks an important next step in New
Home’s long-term growth strategy. With greater scale, market diversity and a shared focus on delivering exceptional customer experiences, we are well positioned to further extend our platform and enhance our offerings to homebuyers. We look forward to all that we will accomplish together.”

Effective today, Landsea Homes’ common stock has been delisted from NASDAQ. Landsea Homes shareholders are receiving $11.30 per share in cash for each share of Landsea Homes’ common stock they owned, without interest and less any applicable withholding taxes.

The acquisition was funded with proceeds from (i) an equity contribution from funds managed by affiliates of Apollo (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), (ii) land banking capital from
Millrose Properties (NYSE: MRP) which is acquiring $522 million of homesites under option with New Home in connection with the transaction, and (iii) a senior notes offering by New Home.

Advisors
J.P. Morgan Securities LLC, RBC Capital Markets, Vestra Advisors, and Wells Fargo served as financial advisors to New Home. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal counsel to New
Home.

Moelis & Company LLC acted as exclusive financial advisor to Landsea Homes. Latham & Watkins LLP served as legal counsel to Landsea Homes.

About New Home Co.
New Home Co. is a diversified asset-light homebuilder focused on the design, construction, and sale of attainable, consumer-driven, attached and detached single-family homes targeting entry level and first time move up buyers within high growth markets in the West, Central and Pacific Northwest regions. For more information, visit www.newhomeco.com.

About Landsea Homes
Landsea Homes is a residential homebuilder based in Dallas, Texas that designs and builds best-in-class homes and sustainable master-planned communities in some of the nation's most desirable markets.
Landsea Homes has developed homes and communities in New York, Boston, New Jersey, Arizona,
Colorado, Florida, Texas and throughout California in Silicon Valley, Los Angeles, and Orange County.
Landsea Homes was honored as the Green Home Builder 2023 Builder of the Year, after being named the 2022 winner of the prestigious Builder of the Year award, presented by BUILDER magazine, in recognition of a historical year of transformation.

About Apollo
Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of March 31, 2025, Apollo had approximately $785 billion of assets under management. To learn more, please visit www.apollo.com.

Forward-Looking Statements
This communication includes forward-looking statements which reflect management’s current views and estimates with respect to certain current and future events. The words “anticipate”, “assume”, “believe”,
“continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “imply”, “intend”, “may”, “outlook”,
“plan”, “potential”, “predict”, “project”, and similar terms and phrases are intended to identify forward-
looking statements, although not all forward-looking statements contain these identifying words. No assurance can be provided to investors that future developments affecting New Home or Landsea Homes will be those that have been anticipated. Actual results may differ materially from these expectations due to potential litigation and/or regulatory action relating to the acquisition; the risk that the anticipated benefits of the acquisition may not be fully realized or may take longer to realize than expected; the effect of the acquisition on New Home’s or Landsea Homes’ business relationships with employees, customers or suppliers, operating results and business generally; unexpected costs, charges or expenses resulting from the acquisition; the impact of legislative, regulatory, economic, competitive and technological changes; unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and other risks and uncertainties. If one or more of these risks or uncertainties materialize, or if any of the assumptions prove incorrect, the actual results of New Home or Landsea Homes may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made in this communication speaks only as of the date hereof. Factors or events that could cause New Home’s or Landsea Homes’ actual results to differ may emerge from time to time, and it is not possible to predict all of them. Neither New Home nor Landsea
Homes undertakes, and New Home and Landsea Homes specifically disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

New Home

Investors:
Robert Irwin
(949) 382-7838
Investorrelations@newhomeco.com

Media:
Tim Ragones / Kate Thompson
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Landsea Homes

Investors:
Drew Mackintosh, CFA
Mackintosh Investor Relations, LLC
(310) 924-9036
drew@mackintoshir.com

Media:
Annie Noebel

Cornerstone Communications
(949) 449-2527
Anoebel@cornerstonecomms.com

Apollo

Investors:
Noah Gunn
Global Head of Investor Relations
(212) 822-0540
IR@apollo.com

Media:
Joanna Rose
Global Head of Corporate Communications
(212) 822-0491
Communications@apollo.com